SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)	September 29, 2008

MRU Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33073	33-0954381
(Commission File Number)	(I.R.S. Employer Identification No.)

590 Madison Avenue, 13th Floor New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 398-1780
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 29, 2008, MRU Holdings, Inc. (the “Company”) entered into Waiver and Amendment agreements (each an “Employee Agreement Amendment” and together, the “Employee Agreement Amendments”) with each of Raza Khan and Vishal Garg, the Company’s co-presidents. Among other things, such Employee Agreement Amendments amended the employment agreements (the “Original Agreements”), dated as of April 1, 2004, by and between Mr. Khan or Mr. Garg, as applicable, and the Company, as successor-in-interest to Iempower, Inc.

The Employee Agreement Amendments amended the Original Agreements by replacing the phrase “at least six (6) months prior to the Scheduled Termination Date” in Section 1 by “on or before October 17, 2008.” The Employee Agreement Amendments effectively extend the time in which either the Company or Messrs. Khan or Garg may provide notice of intention not to renew the Original Agreements for an additional five years.

The foregoing description of the Employee Agreement Amendments is qualified in its entirety by reference to the Employee Agreement Amendments, which will be attached as exhibits to the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008 which the Company intends to file in November 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MRU HOLDINGS, INC.

October 3, 2008	By:	/s/ Yariv Katz
Name: Yariv Katz
Title: Vice President and General Counsel